Exhibit 99.1

TESSCO Reports Fourth Quarter and Fiscal Year Earnings
Share Repurchase Program Expanded to $10 Million
Dividend of $0.20 per Share Declared

Highlights

•	Completed successful transition from the Third Party Logistics (3PL) business
•	Fiscal year 2014 EPS, which did not include any 3PL contribution, was $1.94
•	Revenues slowed in the second half of the fiscal year, largely as a result of weather and macro-economic issues
•	Revenues steadily increased in March and that trend has continued into the new fiscal year
•	Share repurchase program expanded to $10 million
•	Dividend of $0.20 per share declared
•	EPS guidance range for fiscal 2015 of $2.05 to $2.15

HUNT VALLEY, Md,  May 6, 2014-- TESSCO (NASDAQ: TESS), Your Wireless Source for the knowledge, and the product and supply chain solutions to build, use and maintain wireless systems, today reported its fourth quarter and fiscal year results for the period ended March 30, 2014. TESSCO reported fourth quarter revenue of $124.5 million and net income of $3.0 million, or $0.35 per diluted share, equaling earnings per share from the prior-year fourth quarter.

Financial Highlights

	Fourth Quarter		Fiscal Year 2014
Revenue	$124.5	M	$560.1	M
Diluted EPS	$0.35		$1.94
EBITDA** per share	$0.70		$3.74
Operating margin	3.8%		4.7%
Cash from operations	$7.0	M	$18.7	M
Cash balance	$11.5	M	$11.5	M

“We ended our fiscal year with strong financials after successfully transitioning out of a $213 million third party logistics relationship,” said Robert Barnhill, Chairman and CEO. “We also are making excellent progress shaping and executing strategic initiatives to achieve sustainable, profitable growth.

“We began the first half of the year strongly with 11% growth from our core* business,” Barnhill continued. “In the second half, the weather and an uncertain economy affected our growth momentum, resulting in 4% core revenue growth for the fiscal year. Revenues began to rebound late in the fourth quarter, and continued to accelerate in April.  Our growth was largely driven by sales to our Public Carrier market, which grew 34% in the fiscal year.  Ventev® Proprietary product sales grew 20% and contributed to the annual improvement in margins in the Public Carrier and Retail markets.

“For fiscal 2015, we expect our digital and on-line marketing, solutions team-based selling, expansion of the systems we support, broad product offering, excellent customer experience, Ventev® proprietary products, and strategic marketing campaign initiatives to accelerate revenue growth and improve productivity as the year progresses,” Barnhill added.

“We are continuing to strengthen our growth platform. Considering the investments we are making in new business generation, organizational talent, digital and on-line marketing and our enterprise technology foundation, as well as continued concerns about the state of the economy, we are providing EPS guidance for fiscal year 2015 in the range of $2.05 to $2.15.

“Our Board of Directors has expanded our existing share repurchase program and continued our $0.20 quarterly dividend. These programs underscore the confidence we have in TESSCO’s position in a vastly growing industry, as well as our strong value proposition, strategy and balance sheet,” Barnhill said.

“As the convergence of wireless and the Internet continues to drive the expansion of new voice, data and video systems, TESSCO is uniquely positioned to be the source of the knowledge and product solutions for the organizations that build, use, maintain or resell wireless. I would like to thank our customers, manufacturers, team members and shareowners for their continued support.  We look forward to accelerating our growth in fiscal year 2015 and beyond,” Barnhill concluded.

Fourth-Quarter Fiscal 2014 Financial Results

For the fiscal 2014 fourth quarter, revenues totaled $124.5 million compared to $158.4 million in the comparable 2013 quarter, which included $26.9 million in revenue from the since transitioned 3PL relationship, and $131.6 million core revenues. Core revenues* declined 5% from the prior-year period.

Fourth-quarter fiscal 2014 gross profit was $30.1 million compared to $34.0 million in the year-ago quarter, which included a $1.7 million gross profit contribution from the transitioned 3PL business. Gross margin was 24.2%, compared to 21.4% in last year’s fourth quarter.

Selling general and administrative (SG&A) expenses were $25.3 million, compared to $29.1 million in last year's fourth quarter, primarily due to a reduction in expenses associated with the transitioned 3PL business, as well as lower reward plan expenses. Operating margin was 3.8%, versus 3.0% in the prior-year quarter.

Net income and diluted earnings per share totaled $3.0 million and $0.35 for the fourth quarter of fiscal 2014, respectively, compared to $2.9 million and $0.35 for the prior-year quarter, respectively.

EBITDA** totaled $5.9 million, or $0.70 per diluted share, in the fourth quarter of fiscal 2014, compared to $6.1 million, or $0.73 per diluted share, in the prior-year quarter.

Fiscal 2014 Year Financial Results

For the 2014 fiscal year, TESSCO reported revenues of $560.1 million and net income of $16.2 million, or $1.94 per diluted share. These results compare to revenues of $752.6 million and net income of $17.8 million, or $2.15 per diluted share, for full year fiscal 2013. EBITDA** for fiscal 2014 totaled $31.4 million, or $3.74 per share, compared to $34.2 million, or $4.12 per share, for fiscal 2013. Overall, core revenues grew 4% year over year and gross profits grew 5%.

Quarterly Cash Dividends

The Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on June 4, 2014 to holders of record on May 22, 2014. Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the Board of Directors.

Share Repurchase Program

On April 23, 2014, the Board of Directors expanded the Company’s existing share repurchase program. The Board believes that the repurchase of the Company’s shares, when appropriate, is an excellent use of funds to enhance long-term shareholder value. The Board has authorized the purchase on a non-accelerated basis of up to $10 million of TESSCO stock over a 24-month period, ending in April 2016. Shares may be purchased from time to time in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers.  Any purchases will be funded from working capital and/or the Company’s credit facility.  The actual number of shares to be repurchased remains to be determined.

Business Outlook

Considering the investments TESSCO is making in new business generation, organizational talent, digital and on-line marketing and its enterprise technology foundation, as well as continued concerns about the state of the economy, the Company is  providing EPS guidance for fiscal year 2015 in the range of $2.05 to $2.15.  As TESSCO's fiscal year progresses and visibility increases, management may review and update its financial targets as appropriate.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted. The nature of our business is that we typically ship products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the Company's current best estimate and the Company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Fourth-Quarter Fiscal 2014 Conference Call

Management will host a conference call to discuss its fourth-quarter 2014 results on Tuesday, May 6, 2014 at 5:00 PM ET. To participate in the conference call, please call: 866-515-2908 (domestic call-in) or 617-399-5122 (international call-in) and reference code #32074464.  Please make special note of the date and time of the call as TESSCO has historically held its conference call on the day following the issuance of the news release.

A live webcast of the conference call will be available at www.tessco.com/go/corporatepresentations. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 7:00 p.m. ET on May 6, 2014 until 12:00 p.m. ET on May 13, 2014 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering confirmation #58258253. An archived replay of the conference call will also be available on the company's website at www.tessco.com/go/corporatepresentations.

*Core Revenues

"Core revenues" are our total revenues other than and excluding revenues related to the major 3PL relationship with a Tier 1 Carrier that transitioned at the completion of fiscal year 2013. The amount of "core revenues" for a given period is determined by subtracting from total revenues, any revenues related to the major 3PL relationship for the corresponding period. There are no revenues related to this relationship in fiscal 2014, and thus, total revenues and core revenues are the same for fiscal 2014. The term “core business” refers to our overall business, generally, but excludes our business related to the major 3PL relationship with the Tier 1 Carrier that transitioned at the completion of fiscal year 2013.

**Non-GAAP Information

EBITDA, a measure used by management to evaluate the Company's ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company's presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the Company's diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company's loan agreements. The definition of EBITDA as used in the Company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the Company's non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO (NASDAQ:TESS),  the source of wireless knowledge, and product and supply chain solutions, helps organizations build, use, and maintain wireless voice, data and video systems. The Company is a component of the Russell 2000® index.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading "Business Outlook," contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; economic conditions that may impact customers' ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

Source: TESSCO Technologies Incorporated

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

David Calusdian
Sharon Merrill
617-542-5300
TESS@investorrelations.com

TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Year Ended
	March 30, 2014	December 29, 2013	March 31, 2013	March 30, 2014	March 31, 2013

Revenues	$124,536,600	$144,915,200	$158,449,800	$560,086,600	$752,565,000
Cost of goods sold	94,451,800	108,772,800	124,498,600	421,928,700	605,525,800
Gross profit	30,084,800	36,142,400	33,951,200	138,157,900	147,039,200
Selling, general and administrative expenses	25,315,700	28,974,800	29,144,900	111,668,000	117,820,600
Income from operations	4,769,100	7,167,600	4,806,300	26,489,900	29,218,600
Interest, net	18,300	37,800	141,100	177,700	224,200
Income before provision for income taxes	4,750,800	7,129,800	4,665,200	26,312,200	28,994,400
Provision for income taxes	1,795,500	2,709,300	1,745,400	10,063,100	11,200,500
Net income	$2,955,300	$4,420,500	$2,919,800	$16,249,100	$17,793,900

Basic earnings per share	$0.36	$0.54	$0.36	$1.98	$2.22
Diluted earnings per share	$0.35	$0.53	$0.35	$1.94	$2.15

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	March 30, 2014	March 31, 2013
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$11,467,900	$4,468,000
Trade accounts receivable, net	67,495,700	82,177,600
Product inventory	61,182,500	60,913,600
Deferred tax assets	6,913,000	6,227,300
Prepaid expenses and other current assets	2,336,600	3,482,300
Total current assets	149,395,700	157,268,800

Property and equipment, net	22,765,400	23,202,000
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,341,300	2,144,500
Total assets	$186,187,100	$194,300,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$49,983,700	$65,209,300
Payroll, benefits and taxes	7,670,100	11,678,500
Income and sales tax liabilities	2,477,700	2,530,700
Accrued expenses and other current liabilities	923,600	1,048,900
Revolving line of credit	--	--
Current portion of long-term debt	250,200	249,700
Total current liabilities	61,305,300	80,717,100

Deferred tax liabilities	4,260,700	3,951,800
Long-term debt, net of current portion	2,208,200	2,458,300
Other long-term liabilities	3,584,800	4,370,200
Total liabilities	71,359,000	91,497,400

Shareholders’ Equity:
Preferred stock	--	--
Common stock	94,200	91,500
Additional paid-in capital	53,987,700	50,481,600
Treasury stock, at cost	(50,084,600)	(48,438,300)
Retained earnings	110,830,800	100,667,800
Total shareholders’ equity	114,828,100	102,802,600

Total liabilities and shareholder’s equity	$186,187,100	$194,300,000

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Year Ended
	March 30, 2014	December 29, 2013	March 31, 2013	March 30, 2014	March 31, 2013
Net income	$2,955,300	$4,420,500	$2,919,800	$16,249,100	$17,793,900
Add:
Provision for income taxes	1,795,500	2,709,300	1,745,400	10,063,100	11,200,500
Interest, net	18,300	37,800	141,100	177,700	224,200
Depreciation and amortization	1,149,600	1,241,200	1,259,900	4,865,000	4,979,400
EBITDA	$5,918,700	$8,408,800	$6,066,200	$31,354,900	$34,198,000
EBITDA per diluted share	$0.70	$1.00	$0.73	$3.74	$4.12

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended March 30, 2014	Year ended March 30, 2014
	Total	Total
Market Revenues
Public Carriers, Contractors & Program Managers	$33,315	$149,196
Private & Government System Operators	26,420	115,316
Commercial Dealers & Resellers	31,445	140,552
Retailer, Independent Dealer Agents & Carriers	33,357	155,023
Revenue, excluding Major 3PL relationship	124,537	560,087
Major 3PL relationship	--	--
Total revenues	124,537	560,087

Gross Profit
Public Carriers, Contractors & Program Managers	6,229	31,013
Private & Government System Operators	7,239	31,607
Commercial Dealers & Resellers	8,761	39,396
Retailer, Independent Dealer Agents & Carriers	7,856	36,142
Gross profit, excluding Major 3PL relationship	30,085	138,158
% of revenues	24.2%	24.7%
Major 3PL relationship	--	--
Total gross profit	30,085	138,158
% of revenues	24.2%	24.7%

Direct expenses	16,678	70,673
Segment net profit contribution	13,407	67,485
% of revenues	10.8%	12.0%
Corporate support expenses*	8,656	41,173
Income before provision for income taxes	$4,751	$26,312
% of revenues	3.8%	4.7%

Growth Rates Compared to Prior Year Period:
Revenues
Public Carriers, Contractors & Program Managers	1.7%	34.2%
Private & Government System Operators	-3.0%	-4.9%
Commercial Dealers & Resellers	-9.3%	1.3%
Retailer, Independent Dealer Agents & Carriers	-9.5%	-7.7%
Revenue, excluding Major 3PL relationship	-5.3%	3.9%
Major 3PL relationship	-100.0%	-100.0%
Total revenues	-21.4%	-25.6%

Gross Profit
Public Carriers, Contractors & Program Managers	-14.2%	28.2%
Private & Government System Operators	-6.3%	-5.9%
Commercial Dealers & Resellers	-8.0%	2.7%
Retailer, Independent Dealer Agents & Carriers	1.1%	0.7%
Gross profit, excluding Major 3PL relationship	-6.8%	4.6%
Major 3PL relationship	-100.0%	-100.0%
Total gross profit	-11.4%	-6.0%

Direct expenses	2.2%	0.2%
Segment net profit contribution	-23.9%	-11.8%
Corporate support expenses*	-33.2%	-13.4%
Income before provision for income taxes	1.8%	-9.3%

* Includes corporate overhead, facilities expense,  depreciation, interest and company-wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended March 30, 2014	Year ended March 30, 2014
Revenues
Base station infrastructure	$55,721	$252,983
Network systems	21,654	89,411
Installation, test and maintenance	9,312	45,343
Mobile device accessories	37,850	172,350
Total revenues	124,537	560,087

Gross Profit
Base station infrastructure	14,680	69,451
Network systems	3,774	16,040
Installation, test and maintenance	2,083	10,286
Mobile device accessories	9,548	42,381
Total gross profit	$30,085	$138,158
% of revenues	24.2%	24.7%

Growth Rates Compared to Prior Year Period

Revenues
Base station infrastructure	-7.0%	11.2%
Network systems	11.4%	13.2%
Installation, test and maintenance	-19.9%	-5.1%
Mobile device accessories	-43.9%	-56.7%
Total revenues	-21.4%	-25.6%

Gross Profit
Base station infrastructure	-11.5%	6.1%
Network systems	8.9%	7.7%
Installation, test and maintenance	-23.1%	-7.8%
Mobile device accessories	-14.7%	-23.7%
Total gross profit	-11.4%	-6.0%